Exhibit 10.5

                             EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT (this "Agreement"), effective as of the 1st day of January, 1997, is entered into by and between The Brooklyn Union Gas Company, a New York corporation, hereinafter referred to by name or either as the "Company" or "Employer," and David L. Phillips, hereinafter referred to as "Employee."

                                  ARTICLE 1
                                     TERM
      Subject to the provisions for termination hereinafter set forth, the term of this Agreement shall commence on the effective date hereof and expire on January 1, 2000; provided, however, that this Agreement shall extend for successive one-year renewal terms thereafter unless terminated by six (6) months prior written notice from one party to the other prior to the termination of the initial or any renewal term. The initial term together with any renewal terms hereto are hereinafter referred to as the "Term".

                                  ARTICLE II
                               EXECUTIVE DUTIES
      Subject to the terms and conditions set forth herein, the Company hereby employs Employee, and Employee hereby accepts employment by the Company, to serve as Senior Vice President, Strategic Planning & Corporate Development of the Company, and to perform the duties attendant to such position. Employee shall perform such duties for the position described herein in a manner consistent with the performance expectations and standards established and communicated to the


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Employee by the  Company  from time to time.  It is  expressly  understood,  and agreed, that Employee shall inure to the position described hereinabove at the ultimate parent company level upon the formation of a Holding Company (the "Holding Company"), such Holding Company is proposed to be organized to facilitate and hold the surviving entity resulting from the pending merger of the Company and Long Island Lighting Company ("LILCO"). While serving the Company, Employee shall report to its Chairman of the Board. Following formation of the Holding Company, and completion of the pending merger with LILCO, Employee shall report to the President & Chief Operating Officer of the Holding Company for a period of one (1) year following completion of such merger, and thereafter shall report to its Chief Executive Officer for the remainder of the Term. Employee shall perform such duties, assume such responsibilities and devote such time, attention and energy to the business of the Company and corporations affiliated with the Company as the Board shall from time to time require, and shall not during the term of his employment hereunder be engaged in any other business activity pursued for gain, profit and other pecuniary advantage if such activity materially interferes with Employee's duties and responsibilities hereunder. However, the foregoing limitations shall not be construed as prohibiting Employee from making personal investments (including, but not limited to, the trading of natural gas, crude or electricity futures contracts on the NYMEX, or other private investment activity in publicly traded stocks of energy related concerns on any public exchange) in such form or manner as will neither require him materially to participate in the operation or affairs of the companies or enterprises in which such investments are made nor violate the terms of The Brooklyn Union Gas Company's Statement of Ethical Business Conduct and of Article VII hereof. Employee may also participate in social, civic, charitable, religious, educational or professional associations so long as such participation would not materially detract from Employee's ability to perform his duties under this Agreement.

                                 ARTICLE III

COMPENSATION  AND  BENEFITS  Employee's   compensation shall be:

      (a) The minimum sum of $206,000 per year (the "Base Compensation") payable in equal monthly installments on or about the 15th day of each month during the Term hereof. With respect to increases in Base Compensation based upon merit, performance, cost of living, or otherwise, such Base Compensation shall be subject to review every six (6) months during the first eighteen (18) months hereof, and annually thereafter on a schedule consistent with all other senior executive officers of the Company.
      (b) An annual incentive compensation bonus target of 35% up to an amount not to exceed 70% of Base Compensation for each annual period during the Term (the "Incentive Compensation"), determined and payable in accordance with the Company's Corporate Incentive Compensation Plan as it may exist from time to time. The Incentive Compensation shall be paid to Employee pro rata based on the number of days of employment in the year for any partial years of employment hereunder, except that, for the first year of this Term any Incentive compensation due Employee at the close of fiscal 1997 shall be calculated and paid on a full year basis as if (i) Employee had initiated employment effective with the fiscal year of the Company on October 1, 1996 and (ii) the Base Compensation (for purposes of calculation of each Incentive Compensation ) had begun on October 1, 1996 as well. The Employee shall also participate in all applicable Deferred Compensation Plans of the Company, including, but not limited to, such plan as adopted on November 15, 1995 entitled the "Long-Term Performance Incentive Compensation Plan" on a basis no less favorable than similarly appointed or elected senior officers of the Company, or subsequently, the Holding Company.


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      (c) In addition to the Incentive Compensation program described above, the
Company shall tender to Employee immediately upon execution of this Agreement a signing bonus together comprised of (i) a cash payment in the sum of $50,000,
(ii) 20,000 non-qualified stock options of the Company, exercisable at the contemporary market price per share on the date of issuance (the "Signing Bonus") based upon (i) exceptional performance demonstrated by Employee as a Consultant to the Company in fiscal 1996, and (ii) Employee's contribution to future earnings per share while serving in his Consultant capacity, such contribution being in the best financial interest of the Company and its shareholders.
      (d) During the Term, the Company shall pay for and the Employee shall receive all employee benefits as provided to all other senior officers of the Company, pursuant to the Company's Personnel Policies and Procedures Manual, and other Benefit Plan publications, as then adopted and in effect. Definitive "Change of Control" provisions are provided for herein under Article V hereof, therefore Employee shall not be eligible to participate in the Senior Executive Change Of Control Severance Plan of the Company. During the Term, such benefits shall include,


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but not be limited to the following:
            (i)   Standard Group Health and Dental Insurance Policy.
            (ii) Term Life Insurance Policy equal to 3 times Employee's Base Compensation. (iii) Participation in the Company's 401(k) and
            Section 125 Benefits Plans. (iv) Five (5) weeks paid vacation each year during the Term hereof. (v) Parking at the principal headquarters of the Company. (vi) A monthly (or annual) car allowance consistent with Company policy for senior executive level officers of the Company plus insurance, fuel and maintenance. Given Employee's obligation to relocate to the New York area, it shall be permissible for Employee to apply such allowance to his existing vehicle.
            (vii) The Company shall reimburse Employee for reasonable expenses incurred for tax and personal accounting services not to exceed $2,000 per year.
            (viii)The Company shall also make available to Employee, on a full-time basis, an administrative or executive assistant at the initial selection of Employee.
            (ix) The Company shall provide Employee with relocation coverage to enable Employee to relocate his principal residence and personal belongings of his immediate family from Houston, Texas to the principal headquarters in New York City or the greater Tri-State area. To facilitate the relocation of Employee to the New York area, the Company shall reimburse Employee his actual costs incurred in connection with such relocation up to a maximum of $120,000. Employee shall provide appropriate receipts and documentation to the Company. An advance reimbursement under this Paragraph of $50,000 shall be made to Employee as soon as practicable after execution of this Agreement. The Company will endeavor to diminish income tax exposure to Employee with respect to utilization and expenditure of such Relocation Funds. The Employee shall be entitled to utilize such Relocation Funds toward any expenditure which may, directly or indirectly, result from the relocation of Employee and his family to New York from Texas, including (but not limited to) expenses such as the payment of Employee's existing mortgage in Houston along with the timely payment of insurance, taxes, assessments, utilities, yard and pool maintenance beginning with the effective date hereof and continuing thereafter until either the Employee's residence is sold. With respect to the sale of Employee's residence in Texas, the Relocation Funds shall include applicable brokerage fee's, closing and related costs, and shall also be used to compensate any loss in equity calculated upon the original purchase price of $542,5000. Additionally, the Relocation Funds shall include temporary living expenses within the Tri-State area such as monthly rentals, utilities, insurance, applicable real property taxes and maintenance. In the event the Relocation Funds are not exhausted after all direct cost receipts are reimbursed to Employee, the residue balance of such Relocation Funds shall be provided to Employee to reflect reimbursement for the increased cost-of-living differential between Houston, Texas and New York City. Finally, reasonable expenses such as moving, interim airfare, lodging, meals, transportation and similar expenses incurred by Employee or his immediate family shall be covered by such Relocation Funds. With respect to on-going business expenses (E.G. hotel, meals, transportation and airfare) incurred by Employee during the period of January 1, 1997 thru January 31, 1997 as a result of the pendency of


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      Board and other appropriate  employment approvals and, taking into account the timing for negotiation of definitive relocation provisions, submission of Employee to the Board of Directors for candidate approval as a senior executive officer of the Company, and then final execution hereof, the Company shall continue to be responsible for Employee's business expenses and all business related travel, lodging, meals and similar expenses incurred by Employee. Such business expenses incurred during January 1997 shall not be considered part of the Relocation Funds.

                                  ARTICLE IV
                                 TERMINATION
      (a) The Company may terminate this Agreement, prior to the expiration of the Term, for Cause (as defined below). "Cause" for purposes of this Agreement shall only exist if Employee commits one or more of the acts listed below and, if curable, fails to cure such breach within a period of thirty (30) days after receipt of written notice from the Board describing the breach in detail. The acts constituting Cause shall be limited solely to the following:
            (i) willful and continued refusal without proper legal cause to perform Employee's duties and responsibilities;
            (ii) conviction of or a plea of nolo contendere to the charge of a crime involving moral turpitude, dishonesty, theft, breach of trust, or unethical business conduct;
            (iii) the unauthorized absence of Employee from work (other than for sick leave, disability or vacation) for a period of 30 working days ro more during a period of 45 working


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      days; or
            (iv) a material and continued breach of this Agreement by Employee. In the event Company terminates Employee's employment for Cause, Company shall pay all of the Employee's compensation and benefits pro-rated through the date of termination including, but not limited to, Employee's Base Compensation, Incentive Compensation, Long-Term Performance Incentive Compensation, the Signing Bonus and all other applicable benefits listed in Article III hereof.
      (b) The employment of Employee hereunder may be terminated by Company on at least thirty (30) days prior written notice if Employee shall become permanently disabled. Employee shall be deemed to be permanently disabled if Employee has been substantially unable to discharge his duties and obligations under this Agreement by reason of illness, accident or physical or mental disability for a period of 120 calendar days out of any consecutive period of 180 calendar days; provided, however, that nothing herein shall limit Employee's rights under any medical or disability plans that are provided by Company. If there should be a dispute between Company and Employee as to Employee's physical or mental disability for purposes of this Agreement, the question shall be settled by the opinion of an impartial reputable physician or psychiatrist agreed upon by the parties or their representatives. The certification of such physician or psychiatrist as to the questioned dispute shall be final and binding upon the parties hereto. In the event Employee's employment is terminated because of Employee's permanent disability under this Section, Company shall pay Employee's compensation and benefits pro-rated through the date of termination including, but not limited to, Employee's Base Compensation, Incentive Compensation, Long-Term Performance

Incentive  Compensation,  the  Signing  Bonus and all other  benefits  listed in
Article III hereof.

     (c) The employment of Employee hereunder shall be automatically terminated on the date of Employee's death. Upon the death of Employee during the Term hereof, Company shall pay the estate of Employee the benefits described in
Article IX.

      (d) At the option of Employee, Employee may terminate his employment hereunder prior to the expiration of the Term as follows: (i) for any reason by giving six (6) months written notice to the Board of Directors of his intent to terminate this Agreement or (ii) immediately upon the occurrence of one of the following:
            (A) the removal of Employee from the position(s) Employee holds on the effective date of this Agreement, including the position of Senior Vice President, Strategic Planning & Corporate Development of the Company, or any subsequent position to which Employee has been willingly promoted or elected;
            (B) a material reduction in Employee's  authority or responsibility;
            (C) relocation of the Company's headquarters to a location other than in the greater New York City area; or
            (D) any other breach of this Agreement by the Company.
In the event of a voluntary termination under Section IV(d)(i), Employee shall be paid his Base Compensation, Incentive Compensation, Long-Term Performance Incentive Compensation, and the Signing Bonus and other benefits hereunder computed to the date of termination. Upon voluntary termination under Section IV(d)(ii)(A-D), Employee shall be paid his Base Compensation, Incentive Compensation, Deferred Compensation and the Signing Bonus computed to the end of the Term,


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in addition to any other benefits paid pursuant to Article V.
      (e) Notwithstanding any termination of Employee's employment hereunder howsoever brought about, Article VII and VIII shall remain in full force and effect and shall survive the termination of such employment and this Agreement. Employee shall continue to perform and render all services contemplated herein up to the effective date of such termination.

                                  ARTICLE V
                  TERMINATION FOLLOWING A CHANGE OF CONTROL
      (a) Expressly exempting the pending merger of the Company with LILCO pursuant to that certain Plan of Merger Agreement executed between the Company and LILCO on or about December 29, 1996 and notwithstanding anything to the contrary contained herein, or within the "Senior Executive Change Of Control Severance Plan", as adopted, should Employee at any time within three (3) years of a Change of Control (as defined below) cease to be an employee of the Company (or its successor), by reason of (i) termination by the Company (or its successor) other than for Cause (which for purposes of this paragraph shall be limited to the following: (A) a conviction of or a plea of nolo contendere to the charge of a felony involving moral turpitude (which, through lapse of time or otherwise, is not subject to appeal); or (B) the unauthorized absence of Employee from work (other than for sick leave, disability or vacation) for a period of 30 working days or more during a period of 45 working days or (ii) voluntary termination by Employee for "good reason upon Change of Control" (as defined below), the Company (or its successor) shall pay to Employee, in cash, within ten (10) days of such termination the following severance payments and benefits:


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            (i) A lump-sum payment equal to 299% of Employee's Base Compensation at the rate stated in Section III(a) of this Agreement; and
            (ii) A  lump-sum  payment  equal to the  amount of any  accrued  but
      unpaid   Incentive    Compensation,    Long-Term   Performance   Incentive
      Compensation and Signing Bonus and other benefits under this Agreement to the date of termination.
The Company (or its successor) shall also provide continuing coverage and benefits comparable to all life, health and disability plans of the Company for a period of 36 months from the date of termination.
      (b) If the severance payments and other payments owed under this paragraph
to  Employee  ("Parachute   Payments")  exceed  the  largest  parachute  payment
permitted described in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") (i) without a disallowance of any deduction under Section 280G of the Code or (ii) imposition of any excise tax under Section 4999 of the Code ("Parachute Limit"), the following adjustments to the severance payments shall be made:
            (i) If the Parachute Payments exceed the Parachute Limit by less than five percent (5%) of the total amount of the Parachute Payments, Employee shall forfeit his right to receive the portion of Parachute Payments in excess of the Parachute Limit; and
            (ii) If the Parachute Payments exceed the Parachute Limit by five percent (5%) or more of the total amount of Parachute Payments, the amount of the Parachute Payments shall include a "gross-up" payment to make Employee whole for the excise tax liability resulting from such severance Parachute Payments.

The foregoing calculations of the amounts of any Parachute Payments and the determination of whether any such payments exceed the Parachute Limit shall be made in accordance with Section 280G of the Code.
      (c) As used in this Section, voluntary termination by Employee for "good reason upon Change of Control" shall mean (i) the removal of Employee from the position(s) Employee holds on the effective date of this Agreement, or any subsequent position to which Employee has been willingly promoted or elected;
(ii) a material reduction in Employee's authority or responsibility; (iii) relocation of the Company's headquarters to a location other than the greater New York City area; or (iv) any other breach of this Agreement by the Company.
      (d) As used in this Agreement, a "Change of Control" shall be deemed to have occurred if (i) any "Person" (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act), directly or indirectly, of securities of the Company representing more than twenty-five percent (25%) of the combined voting power of the Company's ten outstanding securities or (ii) the stockholders of the Company approve a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least sixty-six and two-thirds percent (66 2/3%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for sale or disposition by the Company of all or substantially all of the Company assets; provided again, however, as hereinabove described, the pending merger of the Company with


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LILCO is hereby explicitly excluded from this definition of "Change of Control".

     (e) The Company shall pay any attorney's fees incurred by Employee in reasonably seeking to enforce the terms of this Article V.

                                  ARTICLE VI
                              DUTIES OF EMPLOYEE
      (a) Employee's duties shall be those which are customarily attendant to his position described above. Employee recognizes and agrees that he owes the Company a fiduciary duty of loyalty, fidelity and allegiance to act at all times in the best interests of the Company and to do no act which would injure the business of the Company, its interests or reputation. Employee's duty of loyalty shall extend throughout the term of his employment hereunder and shall apply after termination of such employment to the extent set forth in this Agreement and as recognized by law.
      (b) In keeping with Employee's fiduciary duty to the Company, Employee agrees that during his employment hereunder, he shall not knowingly become involved in a conflict between his personal interests and those of the Company, and upon discovery thereof, shall not allow such conflict of interest to continue.

                                 ARTICLE VII
                                NONCOMPETITION
      The Employee agrees that all payments, compensation, and benefits payable to the Employee under this Agreement shall be subject to the Employee's compliance with the provisions of this

Article VII.
(A) Except as provided for under Article II of this Agreement, while employed hereunder and for the greater of (i) a period of one year following the termination of this Agreement by reason of the expiration of its Term as defined in Article I hereof or (ii) the remainder of the Term, if this Agreement is terminated before such expiration as defined in Article I hereof, whichever is longer, (the "Restricted Period"), neither Employee or corporation, partnership or other entity controlled by or under common control with Employee will (a) in the States of New York, New Jersey and Connecticut travel, canvas or advertise for, or otherwise assist, render services to, become employed by, be a consultant to, or invest in any business entity or with any individual engaged in, or engage directly or indirectly in, any line or liens of business carried on or contemplated which, directly or indirectly, is a competitor of the Company, (b) solicit business or otherwise deal directly or indirectly with any customers or persons who were employees of customers or vendors of the Company at any time, (c) directly or indirectly divert or attempt to divert from the Company, any business in which it has been engaged during the Term of Employee's employment with the Company, or in which it might reasonably be expected to become engaged, (d) directly or indirectly interfere or attempt to interfere with the relation ships between the Company, its customers, employees of customers or vendors, (e) directly or indirectly interfere or attempt to interfere with the relationship of employer-employee or principal and agent of any person bearing such relationship to the Company, nor directly or indirectly divert or attempt to divert any such person from employment or representation of the Company; provided, however, that Employee shall not be prohibited by the terms of this Paragraph from investing in and owning not more than one percent

(1%) of the outstanding shares of common stock of any corporation engaged in similar business to the Company, the shares of which are publicly traded pursuant to the Securities Exchange Act of 1934, and/or passively invest as a limited partner in any non-publicly traded security similar to the business of the Company. (B) Employee has carefully read and considered the provisions of this Article VII and, having done so, agrees that the restrictions set forth in this Article are fair and reasonable, and are reasonably required for the protection of the Company, its officers, directors, employees, creditors and shareholders. Employee understands that the restrictions contained in this Article may limit his ability to engage in a business similar to the Company business, but acknowledges that he will receive sufficiently high renumeration and other benefits from the Company hereunder to justify such restrictions. (c) In the event that any provision of this Article VII relating to the Restricted Period and/or the areas of restriction shall be declared by a court of competent jurisdiction to exceed the maximum time period or areas such court deems reasonable and enforceable by the court shall become and thereafter be the maximum time period and/or areas.

                                 ARTICLE VIII
                               CONFIDENTIALITY
      The Employee agrees that all payments, compensation, and benefits payable to the Employee under this Agreement shall be subject to the Employee's compliance with the provisions of this Article VIII.


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(A) Employee  recognizes  that the services to be performed by him hereunder are special, unique, and extraordinary and that, by reason of his employment with the Company, he may acquire Confidential Information concerning the operation of the Company, the use or disclosure of which would cause the Company substantial loss and damages which could not be readily calculated and for which no remedy at law would be adequate. Accordingly, Employee agrees that he will not (directly or indirectly) at any time, whether during or after his employment hereunder, (i) knowingly use for an important personal benefit any Confidential Information that he may learn or has learned by reason of his employment with the Company or (ii) disclose any such Confidential Information to any person except (a) in the performance of his obligations to the Company hereunder, (b) as required by applicable law, (c) in connection with the enforcement of his rights under this Agreement, (d) in connection with any disagreement, dispute or litigation (pending or threatened) between Employee and the Company or (e) with the prior written consent of the Board of the Company. As used herein "CONFIDENTIAL INFORMATION" includes information with respect to the Company's products, facilities and methods, research and development, trade secrets and
other  intellectual   property,   systems,   patents  and  patent  applications,
procedures, manuals, confidential reports, product price lists, customer lists, financial information, business plans, prospects or opportunities; PROVIDED, HOWEVER, that such term shall not include any information that (x) is or becomes generally known or available other than as a result of a disclosure by Employee or (y) is or becomes known or available to Employee on a nonconfidential basis from a source (other than the Company), which, to Employee's knowledge, is not prohibited from disclosing such information to Employee by a legal, contractual, fiduciary or other obligation to the Company.

(B) Employee confirms that all Confidential Information is the exclusive property of the company. All business records, papers and documents kept or made by Employee while employed by the Company relating to the business of the Company shall be and remain the property of the Company at all times. Upon the request of the Company at any time, Employee shall promptly deliver to the Company and shall retain no copies of any written materials, records and documents made by Employee or coming into his possession while employed by the Company concerning the business or affairs of the Company other than personal materials, records and documents (including notes and correspondence) of Employee not containing proprietary information relating to such business or affairs.

                              INJUNCTIVE RELIEF
      Employee acknowledges that a breach of any of the covenants contained in this Article VIII may result in material irreparable injury to the Company for which there is no adequate remedy at law, that it will not be possible to measure the damages for such injuries precisely and that, in the event of such breach, any payments remaining under the terms of this Agreement shall cease and the Company shall be entitled to obtain a temporary restraining order and/or preliminary or permanent injunction restraining Employee from engaging in activities prohibited by this Article VII or such other relief as may be required to specifically enforce any of the covenants contained in this Article
VIII. Employee agrees to and hereby does submit to IN PERSONA injunction in the appropriate courts of the State of New York. Employee agrees that the rights of the Company to obtain an injunction granted by this Paragraph of the Agreement shall not be considered a waiver of its rights to assert any other remedies it may have at law or in equity.

                                  ARTICLE IX
                              DEATH OF EMPLOYEE
      In the event of the death of Employee during Employee's term of employment hereunder, the Company shall pay to Employee's estate (i) the Base Compensation which would otherwise by payable to Employee under this Agreement up to the end of the month in which such death occurs; (ii) the Signing Bonus and the Incentive Compensation, if any, which may become payable to Employee for the period prior to the date of death; and (iii) all other benefits which have accrued to date of Employee's death, including any Deferred Compensation under the Company's deferred Compensation Plan.

                                  ARTICLE X
                            MANDATORY ARBITRATION
      (a) Any dispute, controversy, or claim arising out of or relating to any provision of this Agreement or the interpretation, enforceability, performance, breach, termination, or validity hereof, including, but not limited to, this arbitration clause shall be solely and finally settled by confidential arbitration in the State of New York, in accordance with the Rules of the American Arbitration Association ("AAA") as modified by the provision of this
Article X.
      (b) To the extent this Article X is deemed a separate agreement, independent from this Agreement, Article XIV hereof is incorporated herein by reference.

      (c) The arbitration shall be conducted by a panel of three (3) arbitrators, selected in the following manner: each party shall select one (1) arbitrator within twenty (20) days from the date of receipt of the demand to commence arbitration. If one or both of the parties fails to nominate an arbitrator, the AAA shall have the power to select an arbitrator on the party's behalf. Within ten (10) days after the appointment of the last of the two (2) arbitrators, the selected party arbitrators shall choose a third arbitrator to serve as the neutral chairman of the panel.
      (d) The parties agree that the provisions of this Article X, including the rules of the AAA and the laws of the State of New York and the United States of America, as modified by the terms of this Article X, shall govern the arbitration of any disputes arising pursuant to this Agreement. In the event of any conflict between the laws of the State of New York and the Federal Arbitration Act (9 U.S.C.ss. et seq. (1988)) with respect to any arbitration conducted pursuant to this Agreement, to the extent permissible, it is the express intent of the parties that the law of the Federal Arbitration Act, as modified by this Article X, shall prevail.
      (e) All papers, documents, or evidence, whether written or oral, filed with or presented to the arbitrator shall be deemed by the parties and the arbitrator to be confidential information. No party, expert, or arbitrator shall disclose in whole or in part to any other person any confidential information submitted by any other person in connection with arbitration proceedings, except to the extent (i) required by law or regulation, (ii) reasonably necessary to assist counsel in the arbitration or preparation for arbitration of the dispute, or (iii) that such confidential information was previously, or subsequently becomes, known to the disclosing party, or becomes publicly known through no fault of the disclosing party. Confidential information may be disclosed to attorneys, parties, and qualified outside experts requested by any party's counsel to furnish technical or expert services or to give testimony at the arbitration proceedings; provided, however, that such persons agree to maintain the confidentiality of such disclosures to them.
            All oral and written communications between the parties issued or prepared in connection with attempted resolution of any disputes hereunder shall be deemed to have been prepared and communicated in furtherance, and in the context, of dispute settlement, and shall be exempt from discovery and production, and shall not be admissible as evidence (whether as an admission or otherwise), in any proceedings for the resolution of the dispute.
      (f) The parties shall be entitled to discover all documents and other information reasonably necessary for a full understanding of any legitimate issue raised in the arbitration. They may use all methods of discovery customary under New York law, including, but not limited to, depositions, interrogatories and requests for admission. The time periods for compliance shall be set by the arbitrator, who may also set limits on the scope of such discovery.
            The arbitrator is empowered to issue, on ex parte application of any party or on his own volition, any subpoena (including any subpoena duces tecum) in accordance with any provision of applicable law, and to make such orders as may be necessary for the arbitrator or persons designated by the arbitrator to obtain appropriate or necessary evidence.
            The New York Rules of Evidence shall apply to the proceedings.

     (g) The arbitrator is empowered to render the following awards in accordance with any provision of this Agreement: (i) enjoining a party from performing any act prohibited, or compelling a party to perform any act required, by the terms of this Agreement and any order entered pursuant to this  Agreement or deemed  necessary by the  arbitrator  to resolve  disputes arising under or relating to this Agreement or order; (ii) where, and only where, violations of this Agreement have been found, shortening or lengthening any period established by this Agreement or order; and (iii) ordering such other legal or equitable relief, including any provisional legal or equitable relief, or specifying such procedures as the arbitrator deems appropriate, to resolve any dispute submitted to it for arbitration.
      (h) An award rendered in connection  with an arbitration  pursuant to this
Article X shall be final and binding upon the parties, and any judgment upon such an award may be entered and enforced in any court of competent jurisdiction.
      (i) Notwithstanding any other provision hereof which may appear to be the contrary, the parties specifically covenant and agree that no party hereto shall be entitled to assert any demand for or recover any consequential or punitive damages, but that the collection of actual damages shall be full compensation and satisfaction for any breach hereof.
            The parties agree that the award of the arbitral tribunal will be the sole and exclusive remedy between them regarding any and all claims and counterclaims between them with respect to the subject matter of the arbitrated dispute. The parties hereby waive all jurisdictional defenses in connection with any arbitration hereunder or the enforcement of any order or award rendered pursuant thereto (assuming that the terms and conditions of this arbitration clause have been complied with).
            The parties hereby agree that the relationship between the parties is commercial in nature, and that any disputes between the parties related to this Agreement shall be deemed commercial.
      (j) The arbitrator shall apportion to each party all costs (other than attorneys' fees which shall be the separate cost of each party) incurred in conducting the arbitration in accordance with what he deems most and equitable under the circumstance. Any party wishing to make a stenographic record of the proceedings may do so at its own expense.

                                  ARTICLE XI
                                 SERVABILITY
      In the event any provisions of this Agreement are held to be invalid or nonenforceable, such invalid or nonenforceable provisions shall be separable from the remainder of the Agreement, and the remainder of this Agreement shall be unaffected by the invalid or nonenforceable provision.

                                 ARTICLE XII
                               ENTIRE AGREEMENT
      This Agreement constitutes the entire agreement and understanding between the Company and Employee, whether express or implied, with respect to Employees' employment by the Company and supersedes any and all prior agreements and understandings, whether written, oral or otherwise, relating to the subject matter of this Agreement; provided, however, that the provisions of the Conflict of Interests and Confidentiality Policies of the Company shall not be superseded by but shall supplement the terms of this Agreement.

                                 ARTICLE XIII
                                APPLICABLE LAW

This Agreement shall be subject to and governed by the laws of the State of New York. IN WITNESS WHEREOF, the execution hereof shall be effective as of the date hereinabove indicated.

                         THE BROOKLYN UNION GAS COMPANY

                                    By: /s/ Robert B. Catell
                                    ------------------------
                                    Name:       Robert B. Catell
                                    Title:      Chairman of the Board

                                    EMPLOYEE

                                    By:/s/ David L. Phillips
                                    ------------------------
                                    Name:       David L. Phillips

STATE OF NEW YORK       ss.
                        ss.
COUNTY OF KINGS         ss.

      BEFORE ME, the undersigned authority, on this day personally appeared Robert B. Catell, the Chairman of the Board of The Brooklyn Union Gas Company, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he had executed the same for the purposes and consideration therein expressed.
      GIVEN UNDER MY HAND AND SEAL OF OFFICE, the ___ day of January, 1997.

                                       /s/-------------------------------
                                 Notary Public in and for the State of New York

STATE OF NEW YORK       ss.
                        ss.
COUNTY OF KINGS         ss.

      BEFORE ME, the undersigned authority, on this day personally appeared David L. Phillips, individually, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he had executed the same for the purposes and consideration therein expressed.
      GIVEN UNDER MY HAND AND SEAL OF OFFICE, the 23 day of January, 1997.

                                          /s/--------------------------------
                                Notary Public in and for the State of New York